Exhibit 99.2

Third Quarter Fiscal 2015
Supplemental Operating and Financial Data
for the Quarter Ended January 31, 2015

CONTACT: Cindy Bradehoft Director of Investor Relations Direct Dial: 952-401-4835 E-Mail: cbradehoft@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

January 31, 2015

Page

Company Background and Highlights	2

Property Cost by Segment and by State	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Same-Store Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Same-Store Properties and All Properties Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Placed in Service Summary	29
Development in Progress Summary	30
Acquisitions and Development Liquidity Profile	31

Definitions	32

Company Background and Highlights
Third Quarter Fiscal 2015
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; office; healthcare, including senior housing; industrial and retail segments.
During the third quarter of fiscal year 2015, the Company closed on its acquisition of an approximately 1.1-acre parcel of vacant land in Minot, North Dakota, for a purchase price of $1.3 million. Also during the third quarter of fiscal year 2015, the Company placed in service the 130-unit Red 20 multi-family residential property in Minneapolis, Minnesota, owned by a joint venture entity in which the Company has an approximately 58.6% interest; the 233-unit Commons at Southgate multi-family residential property in Minot, North Dakota, owned by a joint venture entity in which the Company has an approximately 52.9% interest; the 64-unit Cypress Court II multi-family residential property in St. Cloud, Minnesota, owned by a joint venture entity in which the Company has an approximately 86.1% interest; the 165-unit Arcata multi-family residential property in Golden Valley, Minnesota and the 4,998-square foot Minot Wells Fargo Bank retail property in Minot, North Dakota.
During the third quarter of fiscal year 2015, the Company sold an office property in Maple Grove, Minnesota and a retail property in Fargo, North Dakota for sales prices totaling $10.0 million.
During the third quarter of fiscal year 2015, continued high occupancy levels in the Company's multi-family residential portfolio allowed the Company to implement selected rent increases, and the Company expects to see continued favorable results in this segment in the remainder of fiscal year 2015. Demand was strong for the approximately 798 apartment units the Company placed in service during fiscal year 2015. The following development projects were completed in the third quarter, with a total of 592 units available for lease: the Commons at Southgate project in Minot, North Dakota; Cypress Court in St. Cloud, Minnesota; Arcata in Golden Valley, Minnesota and Red 20 in Minneapolis, Minnesota. The Company's Renaissance Heights project in Williston, North Dakota has 162 out of 288 planned units currently in service. However, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued healthy employment and wage growth. The Company has continued to observe considerable multi-family development activity in the Company's markets, and as this new construction is completed and leased, the Company will experience increased competition for residents. However, based on information available to the Company, it appears that apartment developers in our markets are currently seeing increases in construction costs for potential new apartment developments, which may slow new developments in our markets.
The Company's office segment, mostly concentrated in Minnesota, continued to be affected by a number of adverse macro conditions. Demand for office space continues to be limited, with space absorption in the Minneapolis market in particular concentrated in prime locations, and suburban office properties continuing to lag in terms of occupancy. Businesses appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage, and downsizing upon lease renewals. The Company expects this erosion in demand for office space to continue, which we expect will impede increases on rental rates in our office portfolio. As a result, although the Company has experienced some modest growth in occupancy levels during the third quarter of fiscal year 2015 compared to the third quarter of fiscal year 2014, on an all-properties basis, the Company continues to expect a slow and uneven recovery in its office segment.
The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents. The Company's senior housing assets continue to benefit from the strengthening recovery in the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
Both the industrial and retail property markets continue to show signs of recovery. The Company's industrial properties are located primarily in the Minneapolis market, and all of these Minneapolis properties are 100% leased. The demand for bulk warehouse and manufacturing space in the Company's markets is strong, with rents generally rising. The retail recovery is evident in regard to the Company's Minneapolis-metro and grocery-anchored retail properties, which are performing well. Locations outside the Minneapolis-metro area, however, continue to experience less demand, with the recession-driven contraction not yet fully reversed.
In January 2015, the Company announced that it is exploring a calendar year 2015 disposition of substantially all of its commercial office and retail properties, in an update to its current strategic plan, under which the Company has been directing new investments primarily toward multifamily residential and healthcare properties. The Company intends to use the proceeds from dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in the Company's multi-family, industrial and healthcare segments.
In the third quarter of fiscal year 2015, IRET paid its 175th consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on January 16, 2015. Subsequent to the end of the third quarter of fiscal year 2015, on March 4, 2015, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable April 1, 2015 to common shareholders and unitholders of record on March 16, 2015. Also on March 4, 2015, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable March 31, 2015 to Series A preferred shareholders of record on March 16, 2015, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable March 31, 2015 to Series B preferred shareholders of record on March 16, 2015.
As of January 31, 2015, IRET owns a diversified portfolio of 259 properties consisting of 99 multi-family residential properties, 62 office properties, 67 healthcare properties (including senior housing), 7 industrial properties and 24 retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of January 31, 2015)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Office, Healthcare, Industrial, Retail
Total Properties	259
Total Square Feet
(commercial properties)	9.8 million
Total Units
(multi-family residential properties)	11,765
Common Shares Outstanding (thousands)	122,134
Limited Partnership Units Outstanding (thousands)	14,398
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.3%
Total Capitalization (see p.14 for detail)	$2.5 billion

Investor Information
(as of March 12, 2015)
Board of Trustees
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Operating Officer
Ted E. Holmes	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President and Chief Investment Officer
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Andrew Martin	Senior Vice President, Residential Property Management

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Operating Officer
Ted E. Holmes	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President and Chief Investment Officer
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations Contact:
Cindy Bradehoft
cbradehoft@iret.com

Common Share Data (NYSE: IRET)
	3rd Quarter Fiscal Year 2015	2nd Quarter Fiscal Year 2015	1st Quarter Fiscal Year 2015	4th Quarter Fiscal Year 2014	3rd Quarter Fiscal Year 2014
High Closing Price	$8.60	$8.59	$9.21	$9.06	$8.94
Low Closing Price	$8.05	$7.49	$8.52	$8.34	$8.24
Average Closing Price	$8.35	$8.11	$8.82	$8.71	$8.58
Closing Price at end of quarter	$8.25	$8.40	$8.52	$8.72	$8.69
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.3%	6.2%	6.1%	6.0%	6.0%
Closing common shares outstanding (thousands)	122,134	119,809	114,763	109,019	106,937
Closing limited partnership units outstanding (thousands)	14,398	14,731	17,975	21,094	21,799
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,126,389	$1,130,136	$1,130,928	$1,134,585	$1,118,716

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Third Quarter Fiscal 2015 Developments Placed in Service

Arcata Apartments (exterior) Golden Valley, MN	Arcata Apartments (interior) Golden Valley, MN

Cypress Court (exterior) St. Cloud Metro, MN	Cypress Court (interior) St. Cloud Metro, MN

Third Quarter Fiscal 2015

Percentage of Total Property Cost by State

2.6%
MT
23.3%
ND
47.4%
MN
2.6%
ID
2.3%
WY
4.1%
SD
0.8%
WI
1.4%
IA
9.4%
NE
1.1%
CO
3.7%
KS
1.2%
MO

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
ASSETS
Real estate investments
Property owned	$2,093,148	$2,013,770	$2,025,327	$1,996,031	$2,042,290
Less accumulated depreciation	(439,153)	(426,545)	(435,317)	(424,288)	(439,233)
	1,653,995	1,587,225	1,590,010	1,571,743	1,603,057
Development in progress	114,005	146,390	131,862	104,609	89,086
Unimproved land	27,675	24,947	24,772	22,864	21,498
Total real estate investments	1,795,675	1,758,562	1,746,644	1,699,216	1,713,641
Real estate held for sale	44,259	41,183	6,508	2,951	0
Cash and cash equivalents	52,148	52,999	60,620	47,267	53,494
Other investments	329	329	329	329	643
Receivable arising from straight-lining of rents, net of allowance	27,169	27,425	27,286	27,096	27,026
Accounts receivable, net of allowance	5,574	3,719	7,013	10,206	15,540
Real estate deposits	7,494	4,924	3,741	145	3,502
Prepaid and other assets	5,580	2,263	3,428	4,639	8,197
Intangible assets, net of accumulated amortization	28,475	29,745	31,478	32,639	34,008
Tax, insurance, and other escrow	11,277	16,338	20,451	20,880	24,550
Property and equipment, net of accumulated depreciation	1,619	1,598	1,641	1,681	1,719
Goodwill	1,940	1,940	1,951	1,100	1,100
Deferred charges and leasing costs, net of accumulated amortization	19,803	20,445	20,677	21,072	21,138
TOTAL ASSETS	$2,001,342	$1,961,470	$1,931,767	$1,869,221	$1,904,558

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$69,901	$67,037	$62,517	$59,105	$54,337
Revolving line of credit	50,500	40,500	35,500	22,500	22,500
Mortgages payable	1,006,179	1,013,161	1,017,574	997,689	1,008,524
Other	132,210	107,731	83,666	63,178	47,767
TOTAL LIABILITIES	1,258,790	1,228,429	1,199,257	1,142,472	1,133,128

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,340	6,373	6,313	6,203	6,113
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	935,287	918,221	884,415	843,268	829,816
Accumulated distributions in excess of net income	(430,282)	(420,036)	(407,052)	(389,758)	(344,294)
Total Investors Real Estate Trust shareholders' equity	643,679	636,859	616,037	592,184	624,196
Noncontrolling interests – Operating Partnership	61,177	63,207	84,250	105,724	117,803
Noncontrolling interests – consolidated real estate entities	31,356	26,602	25,910	22,638	23,318
Total equity	736,212	726,668	726,197	720,546	765,317
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$2,001,342	$1,961,470	$1,931,767	$1,869,221	$1,904,558

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)
	Nine Months Ended		Three Months Ended
OPERATING RESULTS	1/31/2015	1/31/2014	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Real estate revenue	$209,832	$198,499	$71,953	$70,042	$67,837	$66,983	$67,629
Real estate expenses	83,189	78,898	28,434	27,237	27,518	29,589	25,927
Gain on involuntary conversion	0	2,480	0	0	0	0	1,514
Net operating income	126,643	122,081	43,519	42,805	40,319	37,394	43,216
TRS senior housing revenue	2,599	804	963	843	793	823	804
TRS senior housing expenses	(2,243)	(671)	(825)	(725)	(693)	(660)	(671)
Depreciation/amortization	(52,474)	(53,656)	(17,750)	(17,668)	(17,056)	(17,262)	(17,489)
General and administrative	(10,986)	(9,572)	(3,242)	(3,468)	(4,276)	(3,303)	(2,935)
Impairment of real estate investments	(6,105)	(4,798)	(540)	(3,245)	(2,320)	(37,768)	(4,798)
Interest expense	(43,858)	(44,525)	(14,595)	(14,599)	(14,664)	(14,617)	(15,130)
Interest and other income	2,057	1,469	670	696	691	922	607
(Loss) income before loss on sale of real estate and other investments and income from discontinued operations	15,633	11,132	8,200	4,639	2,794	(34,471)	3,604
Loss on sale of real estate and other investments	(811)	0	951	1,231	(2,993)	(51)	0
(Loss) income from continuing operations	14,822	11,132	9,151	5,870	(199)	(34,522)	3,604
Income from discontinued operations	0	6,450	0	0	0	0	465
Net (loss) income	$14,822	$17,582	$9,151	$5,870	$(199)	$(34,522)	$4,069

Net loss (income) attributable to noncontrolling interest – Operating Partnership	(618)	(1,406)	(657)	(363)	402	6,082	(130)
Net income attributable to noncontrolling interests – consolidated real estate entities	(870)	(808)	(123)	(393)	(354)	(102)	(436)
Net (loss) income attributable to Investors Real Estate Trust	13,334	15,368	8,371	5,114	(151)	(28,542)	3,503
Dividends to preferred shareholders	(8,636)	(8,636)	(2,879)	(2,878)	(2,879)	(2,878)	(2,879)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,698	$6,732	$5,492	$2,236	$(3,030)	$(31,420)	$624

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$.04	$.01	$.05	$.02	$(.03)	$(.29)	$.00
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.00	.05	.00	.00	.00	.00	.00
Net income per common share – basic & diluted	$.04	$.06	$.05	$.02	$(.03)	$(.29)	$.00

Percentage of Revenues
Real estate expenses	39.6%	39.7%	39.5%	38.9%	40.6%	44.2%	38.3%
Depreciation/amortization	25.0%	27.0%	24.7%	25.2%	25.1%	25.8%	25.9%
General and administrative	5.2%	4.8%	4.5%	5.0%	6.3%	4.9%	4.3%
Interest	20.9%	22.4%	20.3%	20.8%	21.6%	21.8%	22.4%
Income from discontinued operations	0.0%	3.2%	0.0%	0.0%	0.0%	0.0%	0.7%
Net (loss) income	7.1%	8.9%	12.7%	8.4%	(0.3)%	(51.5)%	6.0%

Ratios
Adjusted EBITDA(1)/Interest expense	2.44x	2.25x	2.53x	2.48x	2.29x	2.26x	2.13x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	2.06x	1.90x	2.14x	2.10x	1.94x	1.90x	1.81x

(1)	See Definitions on page 32. Adjusted EBITDA is a non-GAAP measure; see page 9 for a reconciliation of Adjusted EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Nine Months Ended		Three Months Ended
	1/31/2015	1/31/2014	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Funds From Operations(1)
Net income (loss) attributable to Investors Real Estate Trust	$13,334	$15,368	$8,371	$5,114	$(151)	$(28,542)	$3,503
Less dividends to preferred shareholders	(8,636)	(8,636)	(2,879)	(2,878)	(2,879)	(2,878)	(2,879)
Net (loss) income available to common shareholders	4,698	6,732	5,492	2,236	(3,030)	(31,420)	624
Adjustments:
Noncontrolling interests – Operating Partnership	618	1,406	657	363	(402)	(6,082)	130
Depreciation and amortization	52,367	54,591	17,706	17,624	17,037	17,239	17,546
Impairment of real estate investments	6,105	6,658	540	3,245	2,320	37,768	4,798
Loss (gain) on depreciable property sales	$811	$(6,999)	(951)	(1,231)	2,993	51	(358)
Funds from operations applicable to common shares and Units	64,599	62,388	$23,444	$22,237	$18,918	$17,556	$22,740

FFO per share and unit - basic and diluted	$0.48	$0.49	$0.17	$0.17	$0.14	$0.14	$0.17

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$64,599	$62,388	$23,444	$22,237	$18,918	$17,556	$22,740
Adjustments:
Tenant improvements at same-store(2) properties	(4,649)	(8,389)	(1,984)	(542)	(2,169)	(1,610)	(4,205)
Leasing costs at same-store properties(2)	(1,606)	(2,870)	(358)	(699)	(578)	(1,038)	(1,219)
Recurring capital expenditures(1)(2)	(4,793)	(3,858)	(1,865)	(1,567)	(1,386)	(1,118)	(1,093)
Straight-line rents	(187)	(2,136)	184	(103)	(268)	(70)	(818)
Non-real estate depreciation	288	266	94	96	99	102	99
Share-based compensation expense(3)	1,935	889	260	601	1,073	272	272
Gain on involuntary conversion	0	(2,480)	0	0	0	0	(1,514)
Adjusted funds from operations applicable to common shares and Units	$55,587	$43,810	$19,775	$20,023	$15,689	$14,094	$14,262

AFFO per share and unit - basic and diluted	$0.42	$0.35	$0.15	$0.15	$0.12	$0.11	$0.11

Weighted average shares and units	133,637	126,302	135,315	133,295	131,332	129,244	128,027

(1)	See Definitions on page 32.
(2)	Quarterly information is for properties in the same-store pool at that point in time; consequently, quarterly numbers may not total to year-to-date numbers.
(3)	Three months ended 7/31/14, 4/30/14 and 1/31/14 revised to include trustee share-based compensation expense.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(in thousands)

	Nine Months Ended		Three Months Ended
	1/31/2015	1/31/2014	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Adjusted EBITDA(1)
Net income (loss) attributable to Investors Real Estate Trust	$13,334	$15,368	$8,371	$5,114	$(151)	$(28,542)	$3,503
Adjustments:
Noncontrolling interests – Operating Partnership	618	1,406	657	363	(402)	(6,082)	130
Income (loss) before noncontrolling interests – Operating Partnership	13,952	16,774	9,028	5,477	(553)	(34,624)	3,633
Add:
Interest expense	43,858	44,946	14,595	14,599	14,664	14,617	15,159
Depreciation/amortization related to real estate investments	49,846	52,093	16,834	16,814	16,198	16,449	16,825
Amortization related to non-real estate investments	2,628	2,590	916	840	872	826	758
Amortization related to real estate revenues(2)	181	175	50	66	65	66	62
Impairment of real estate investments	6,105	4,798	540	3,245	2,320	37,768	4,798
Less:
Interest income	(1,681)	(1,346)	(561)	(560)	(560)	(562)	(573)
Loss (gain) on sale of real estate and other investments	811	(6,999)	(951)	(1,231)	2,993	51	(358)
Gain on involuntary conversion	0	(2,480)	0	0	0	0	(1,514)
Adjusted EBITDA	$115,700	$110,551	40,451	39,250	35,999	34,591	$38,790
(1)	See Definitions on page 32.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2015 (remainder)	$15,180	$8,184	$23,364	4.77%	2.3%
2016	99,558	0	99,558	4.25%	9.9%
2017	169,438	15,000	184,438	5.85%	18.3%
2018	32,894	31,000	63,894	4.32%	6.4%
2019	85,771	5,376	91,147	5.78%	9.0%
2020	116,821	18,895	135,716	5.37%	13.5%
2021	129,385	0	129,385	5.30%	12.9%
2022	129,704	0	129,704	5.61%	12.9%
2023	37,363	0	37,363	4.25%	3.7%
2024	72,762	0	72,762	4.31%	7.2%
Thereafter	38,848	0	38,848	4.50%	3.9%
Total maturities	$927,724	$78,455	$1,006,179	5.17%	100.0%

(1)	Weighted average interest rate of debt that matures in fiscal year.
	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Balances Outstanding
Mortgage
Fixed rate	$927,724	$949,002	$972,142	$977,224	$1,000,222
Variable rate	78,455	64,159	45,432	20,465	8,302
Mortgage total	$1,006,179	$1,013,161	$1,017,574	$997,689	$1,008,524

Weighted Average Interest Rates
Secured	5.17%	5.26%	5.32%	5.37%	5.48%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2015
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Multi-Family Residential
Campus Center - St Cloud, MN	6/1/2015	$0	$1,147	$0	$0	$0	$1,147
Campus Knoll - St Cloud, MN	6/1/2015	0	765	0	0	0	765
Landmark - Grand Forks, ND	8/24/2015	0	1,590	0	0	0	1,590
Regency Park Estates - St Cloud, MN	1/1/2016	0	6,719	0	0	0	6,719
Pebble Springs – Bismarck, ND	7/1/2016	0	0	762	0	0	762
Southview – Minot, ND	7/1/2016	0	0	1,041	0	0	1,041
Homestead Gardens I – Rapid City, SD	7/11/16	0	0	6,979	0	0	6,979
River Ridge – Bismarck, ND	6/30/17	0	0	0	13,200	0	13,200
Evergreen II – Isanti, MN	11/1/2017	0	0	0	2,078	0	2,078
Ponds – Sartell, MN	11/1/2017	0	0	0	3,877	0	3,877
Summary of Debt due after Fiscal 2018		0	0	0	0	375,059	375,059
Sub-Total Multi-Family Residential		$0	$10,221	$8,782	$19,155	$375,059	$413,217

Office
Burnsville Bluffs II – Burnsville, MN(2)	2/8/2015	$1,637	$0	$0	$0	$0	$1,637
Plymouth IV - Plymouth, MN(2)	2/8/2015	3,019	0	0	0	0	3,019
Plymouth V - Plymouth, MN(2)	2/8/2015	3,528	0	0	0	0	3,528
Highlands Ranch I - Highlands Ranch, CO(3)	3/1/2015	7,812	0	0	0	0	7,812
Highlands Ranch II - Highlands Ranch, CO(3)	3/1/2015	7,368	0	0	0	0	7,368
US Bank Financial Center - Bloomington, MN	7/1/2015	0	12,852	0	0	0	12,852
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	314	0	0	0	314
Westgate I - Boise, ID	8/1/2015	0	1,125	0	0	0	1,125
Westgate II - Boise, ID	8/1/2015	0	2,756	0	0	0	2,756
Brook Valley I - LaVista, NE	1/1/2016	0	1,221	0	0	0	1,221
Spring Valley IV - Omaha, NE	1/1/2016	0	727	0	0	0	727
Spring Valley V - Omaha, NE	1/1/2016	0	800	0	0	0	800
Spring Valley X - Omaha, NE	1/1/2016	0	741	0	0	0	741
Spring Valley XI - Omaha, NE	1/1/2016	0	727	0	0	0	727
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	8,702	0	0	8,702
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	3,747	0	0	3,747
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	5,536	0	0	5,536
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	3,805	0	0	3,805

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2015 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$4,523	$0	$0	$4,523
Corporate Center West – Omaha, NE(4)	10/6/2016	0	0	17,315	0	0	17,315
Farnam Executive Center – Omaha, NE(4)	10/6/2016	0	0	12,160	0	0	12,160
Flagship – Eden Prairie, MN(4)	10/6/2016	0	0	21,565	0	0	21,565
Gateway Corporate Center – Woodbury, MN(4)	10/6/2016	0	0	8,700	0	0	8,700
Miracle Hills One – Omaha, NE(4)	10/6/2016	0	0	8,895	0	0	8,895
Pacific Hills – Omaha, NE(4)	10/6/2016	0	0	16,770	0	0	16,770
Riverport – Maryland Heights, MO(4)	10/6/2016	0	0	19,690	0	0	19,690
Timberlands – Leawood, KS(4)	10/6/2016	0	0	13,155	0	0	13,155
Woodlands Plaza IV – Maryland Heights, MO(4)	10/6/2016	0	0	4,360	0	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	914	0	0	914
TCA Building – Eagan, MN	2/3/2017	0	0	7,500	0	0	7,500
Interlachen Corporate Center – Eagan, MN	6/30/17	0	0	0	8,800	0	8,800
Plymouth 5095 Nathan Lane – Plymouth, MN	11/1/2017	0	0	0	1,156	0	1,156
Prairie Oak Business Center – Eden Prairie, MN	11/1/2017	0	0	0	3,144	0	3,144
Crosstown Centre – Eden Prairie, MN	12/1/2017	0	0	0	9,000	0	9,000
7800 West Brown Deer Road – Milwaukee, WI	4/1/2018	0	0	0	10,371	0	10,371
Summary of Debt due after Fiscal 2018		0	0	0	0	76,536	76,536
Sub-Total Office		$23,364	$21,263	$157,337	$32,471	$76,536	$310,971

Healthcare
Garden View Medical - St Paul, MN(3)	8/1/2015	$0	$354	$0	$0	$0	$354
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	9,635	0	0	0	9,635
Edina 6405 France Medical - Edina, MN	9/1/2015	0	8,229	0	0	0	8,229
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	6,043	0	0	0	6,043
Edgewood Vista – Fargo, ND	2/25/2016	0	11,992	0	0	0	11,992
Edgewood Vista – Fremont, NE	2/25/2016	0	556	0	0	0	556
Edgewood Vista – Hastings, NE	2/25/2016	0	573	0	0	0	573
Edgewood Vista – Hermantown I, MN	2/25/2016	0	15,357	0	0	0	15,357
Edgewood Vista – Kalispell, MT	2/25/2016	0	574	0	0	0	574
Edgewood Vista – Missoula, MT	2/25/2016	0	815	0	0	0	815
Edgewood Vista – Omaha, NE	2/25/2016	0	363	0	0	0	363
Edgewood Vista – Virginia, MN	2/25/2016	0	13,063	0	0	0	13,063
Airport Medical – Bloomington, MN	6/1/2016	0	0	518	0	0	518
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	297	0	0	297
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	1,815	0	0	1,815
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	1,285	0	0	1,285
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	1,331	0	0	1,331
High Pointe Health Campus – Lake Elmo, MN	4/1/2017	0	0	7,500	0	0	7,500
Edgewood Vista – Billings, MT	4/10/2017	0	0	1,800	0	0	1,800
Edgewood Vista – East Grand Forks, MN	4/10/2017	0	0	2,742	0	0	2,742
Edgewood Vista – Sioux Falls, SD	4/10/2017	0	0	1,031	0	0	1,031
St Michael Clinic – St. Michael, MN	4/1/2018	0	0	0	1,810	0	1,810
Summary of Debt due after Fiscal 2018		0	0	0	0	154,015	154,015
Sub-Total Healthcare		$0	$67,554	$18,319	$1,810	$154,015	$241,698

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JANUARY 31, 2015 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)
Industrial
Stone Container - Fargo, ND	12/1/2015	$0	$233	$0	$0	$0	$233
Stone Container - Fargo, ND	12/1/2015	0	287	0	0	0	287
Urbandale 3900 106th Street – Urbandale, IA	7/5/2017	0	0	0	10,458	0	10,458
Summary of Debt due after Fiscal 2018		0	0	0	0	2,251	2,251
Sub-Total Industrial		$0	$520	$0	$10,458	$2,251	$13,229

Retail
Summary of Debt due after Fiscal 2018		$0	$0	$0	$0	$27,064	27,064
Sub-Total Retail		$0	$0	$0	$0	$27,064	$27,064

Total		$23,364	$99,558	$184,438	$63,894	$634,925	$1,006,179
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of September 1, 2017; as of January 31, 2015, the Company had borrowings of $50.5 million outstanding under this line. Construction loans and other debt totaled $132.2 million as of January 31, 2015.
(1)	Totals are principal balances as of January 31, 2015.
(2)	Loan maturity was extended to June 8, 2015 subsequent to January 31, 2015
(3)	Loan was paid off subsequent to January 31, 2015.
(4)	Amount is part of a non-recourse $122.6 million CMBS loan, for which nine of the Company's office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. Cash flow from the portfolio currently covers debt service on the loan, and to date the borrower is current on all payments under the loan.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Equity Capitalization
Common shares outstanding	122,134	119,809	114,763	109,019	106,937
Operating partnership (OP) units outstanding	14,398	14,731	17,975	21,094	21,799
Total common shares and OP units outstanding	136,532	134,540	132,738	130,113	128,736
Market price per common share (closing price at end of period)	$8.25	$8.40	$8.52	$8.72	$8.69
Equity capitalization-common shares and OP units	$1,126,389	$1,130,136	$1,130,928	$1,134,585	$1,118,716
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,265,063	$1,268,810	$1,269,602	$1,273,259	$1,257,390

Debt Capitalization
Total debt	$1,188,218	$1,160,628	$1,135,892	$1,083,321	$1,078,741
Total capitalization	$2,453,281	$2,429,438	$2,405,494	$2,356,580	$2,336,131

Total debt to total capitalization	0.48:1	0.48:1	0.47:1	0.46:1	0.46:1

	Nine Months Ended		Three Months Ended
	1/31/2015	1/31/2014	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Earnings to fixed charges(1)	1.22x	1.17x	1.48x	1.27x	(2)	(3)	1.15x
Earnings to combined fixed charges and preferred distributions(1)	1.03x	.99x	1.25x	1.08x	(2)	(3)	0.97x
Debt service coverage ratio(1)	1.66x	1.54x	1.70x	1.71x	1.57x	1.53x	1.46x

Distribution Data
Common shares and units outstanding at record date	135,490	128,004	135,490	133,527	130,795	129,372	128,004
Total common distribution paid	$51,975	$49,193	$17,613	$17,358	$17,004	$16,819	$16,639
Common distribution per share and unit	$.3900	$.3900	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	81.3%	79.6%	76.5%	76.5%	92.9%	92.9%	76.5%
Payout ratio (AFFO per share and unit basis)(1)	92.9%	114.7%	86.7%	86.7%	108.3%	118.2%	118.2%
(1)	See Definitions on page 32.
(2)	Due to non-cash asset impairment and loss on sale charges of $5.3 million in the three months ended July 31, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $1.6 million and $4.5 million, respectively. Excluding the asset impairment and loss on sale charges, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.24 and 1.05, respectively, for the three months ended July 31, 2014.
(3)	Due to non-cash asset impairment charges of $37.8 million in the three months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $35.3 million and $38.2 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.16 and 0.98, respectively, for the three months ended April 30, 2014.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Same-Store Properties(1)			Same-Store Properties(1)
	Three Months Ended January 31			Nine Months Ended January 31
Segment	2015	2014	% Change	2015	2014	% Change
Multi-Family Residential	$13,332	$13,724	(2.9)%	$41,093	$40,778	0.8%
Office	9,378	9,758	(3.9)%	26,944	27,974	(3.7)%
Healthcare	12,837	12,905	(0.5)%	36,281	36,157	0.3%
Industrial	1,247	1,259	(1.0)%	3,653	3,630	0.6%
Retail	1,899	2,020	(6.0)%	6,042	5,984	1.0%
	$38,693	$39,666	(2.5)%	$114,013	$114,523	(0.4)%
(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended January 31, 2015
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$24,773	$17,798	$17,041	$1,705	$3,119	$0	$64,436
Non-same-store	5,483	1,288	546	36	164	0	7,517
Total	30,256	19,086	17,587	1,741	3,283	0	71,953

Real estate expenses
Same-store(1)	11,441	8,420	4,204	458	1,220	0	25,743
Non-same-store	1,877	630	111	43	30	0	2,691
Total	13,318	9,050	4,315	501	1,250	0	28,434

Net operating income (NOI)
Same-store(1)	13,332	9,378	12,837	1,247	1,899	0	38,693
Non-same-store	3,606	658	435	(7)	134	0	4,826
Net operating income	$16,938	$10,036	$13,272	$1,240	$2,033	$0	$43,519

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$963	$963
TRS senior housing expenses	0	0	0	0	0	(825)	(825)
Depreciation/amortization	(6,900)	(4,315)	(4,957)	(390)	(1,094)	(94)	(17,750)
General and administrative	0	0	0	0	0	(3,242)	(3,242)
Impairment of real estate investments	0	0	0	0	0	(540)	(540)
Interest expense	(5,794)	(4,614)	(3,804)	(201)	(332)	150	(14,595)
Interest and other income	0	0	0	0	0	670	670
Income (loss) before gain on sale of real estate and other investments	4,244	1,107	4,511	649	607	(2,918)	8,200
Gain on sale of real estate and other investments	0	319	0	0	632	0	951
Net income (loss)	4,244	1,426	4,511	649	1,239	(2,918)	9,151
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(657)	(657)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(123)	(123)
Net income (loss) attributable to Investors Real Estate Trust	4,244	1,426	4,511	649	1,239	(3,698)	8,371
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,244	$1,426	$4,511	$649	$1,239	$(6,577)	$5,492
(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended January 31, 2014
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$23,911	$17,852	$16,969	$1,595	$3,236	$0	$63,563
Non-same-store	1,937	1,542	273	69	245	0	4,066
Total	25,848	19,394	17,242	1,664	3,481	0	67,629

Real estate expenses
Same-store(1)	10,187	8,094	4,064	336	1,216	0	23,897
Non-same-store	811	943	56	157	63	0	2,030
Total	10,998	9,037	4,120	493	1,279	0	25,927

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0	0
Non-same-store	1,514	0	0	0	0	0	1,514
Total	1,514	0	0	0	0	0	1,514

Net operating income (NOI)
Same-store(1)	13,724	9,758	12,905	1,259	2,020	0	39,666
Non-same-store	2,640	599	217	(88)	182	0	3,550
Net operating income	$16,364	$10,357	$13,122	$1,171	$2,202	$0	$43,216

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$804	$804
TRS senior housing expenses	0	0	0	0	0	(671)	(671)
Depreciation/amortization	(5,444)	(5,776)	(4,938)	(457)	(792)	(82)	$(17,489)
General and administrative	0	0	0	0	0	(2,935)	(2,935)
Impairment of real estate investments	0	0	0	(4,798)	0	0	(4,798)
Interest expense	(5,491)	(5,083)	(4,053)	(213)	(421)	131	(15,130)
Interest and other income	0	0	0	0	0	607	607
Income (loss) from continuing operations	5,429	(502)	4,131	(4,297)	989	(2,146)	3,604
Income (loss) from discontinued operations	(205)	0	0	861	(191)	0	465
Net income (loss)	5,224	(502)	4,131	(3,436)	798	(2,146)	4,069
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(130)	(130)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(436)	(436)
Net income (loss) attributable to Investors Real Estate Trust	5,224	(502)	4,131	(3,436)	798	(2,712)	3,503
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$5,224	$(502)	$4,131	$(3,436)	$798	$(5,591)	$624

(1)  See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Nine Months Ended January 31, 2015
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$74,206	$52,645	$48,843	$4,758	$9,411	$0	$189,863
Non-same-store	13,370	4,272	1,479	146	702	0	19,969
Total	87,576	56,917	50,322	4,904	10,113	0	209,832

Real estate expenses
Same-store(1)	33,113	25,701	12,562	1,105	3,369	0	75,850
Non-same-store	4,587	2,172	343	118	119	0	7,339
Total	37,700	27,873	12,905	1,223	3,488	0	83,189

Net operating income (NOI)
Same-store(1)	41,093	26,944	36,281	3,653	6,042	0	114,013
Non-same-store	8,783	2,100	1,136	28	583	0	12,630
Net operating income	$49,876	$29,044	$37,417	$3,681	$6,625	$0	$126,643

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$2,599	$2,599
TRS senior housing expenses	0	0	0	0	0	(2,243)	(2,243)
Depreciation/amortization	(19,119)	(14,231)	(14,995)	(1,171)	(2,670)	(288)	(52,474)
General and administrative	0	0	0	0	0	(10,986)	(10,986)
Impairment of real estate investments	0	(3,428)	0	0	(1,384)	(1,293)	(6,105)
Interest expense	(16,861)	(14,479)	(11,211)	(605)	(1,036)	334	(43,858)
Interest and other income	0	0	0	0	0	2,057	2,057
Income (loss) before loss on sale of real estate and other investments	13,896	(3,094)	11,211	1,905	1,535	(9,820)	15,633
Loss on sale of real estate and other investments	1,418	126	0	(1,793)	633	(1,195)	(811)
Net income (loss)	15,314	(2,968)	11,211	112	2,168	(11,015)	14,822
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(618)	(618)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(870)	(870)
Net income (loss) attributable to Investors Real Estate Trust	15,314	(2,968)	11,211	112	2,168	(12,503)	13,334
Dividends to preferred shareholders	0	0	0	0	0	(8,636)	(8,636)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$15,314	$(2,968)	$11,211	$112	$2,168	$(21,139)	$4,698
(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Nine Months Ended January 31, 2014
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$71,889	$53,539	$48,470	$4,654	$9,390	$0	$187,942
Non-same-store	3,770	4,536	870	619	762	0	10,557
Total	75,659	58,075	49,340	5,273	10,152	0	198,499

Real estate expenses
Same-store(1)	31,111	25,565	12,313	1,024	3,406	0	73,419
Non-same-store	1,895	2,750	221	423	190	0	5,479
Total	33,006	28,315	12,534	1,447	3,596	0	78,898

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0	0
Non-same-store	2,480	0	0	0	0	0	2,480
Total	2,480	0	0	0	0	0	2,480

Net operating income (NOI)
Same-store(1)	40,778	27,974	36,157	3,630	5,984	0	114,523
Non-same-store	4,355	1,786	649	196	572	0	7,558
Net operating income	$45,133	$29,760	$36,806	$3,826	$6,556	$0	$122,081

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$804	$804
TRS senior housing expenses	0	0	0	0	0	(671)	(671)
Depreciation/amortization	(16,527)	(16,564)	(16,510)	(1,410)	(2,396)	(249)	(53,656)
General and administrative	0	0	0	0	0	(9,572)	(9,572)
Impairment of real estate investments	0	0	0	(4,798)	0	0	(4,798)
Interest expense	(16,276)	(15,271)	(11,776)	(768)	(1,406)	972	(44,525)
Interest and other income	0	0	0	0	0	1,469	1,469
Income (loss) from continuing operations	12,330	(2,075)	8,520	(3,150)	2,754	(7,247)	11,132
Income (loss) from discontinued operations	(99)	(1,794)	0	8,923	(580)	0	6,450
Net income (loss)	12,231	(3,869)	8,520	5,773	2,174	(7,247)	17,582
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,406)	(1,406)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(808)	(808)
Net income (loss) attributable to Investors Real Estate Trust	12,231	(3,869)	8,520	5,773	2,174	(9,461)	15,368
Dividends to preferred shareholders	0	0	0	0	0	(8,636)	(8,636)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$12,231	$(3,869)	$8,520	$5,773	$2,174	$(18,097)	$6,732
(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES AND ALL PROPERTIES OCCUPANCY LEVELS BY SEGMENT
3rd Quarter Fiscal 2015 vs. 3rd Quarter Fiscal 2014

Segments	Same-Store Properties		All Properties
	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter
	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	94.0%	92.8%	91.3%	91.8%
Office	84.1%	84.5%	81.9%	80.4%
Healthcare	95.8%	96.4%	95.8%	96.4%
Industrial	100.0%	100.0%	100.0%	86.2%
Retail	83.5%	87.7%	83.8%	86.9%

Same-Store Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Office
Healthcare
Industrial
Retail
3rd Quarter Fiscal 2015
3rd Quarter Fiscal 2014

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	1/31/2015	10/31/2014	7/31/2014	4/30/2014	1/31/2014
Number of Units	11,765	11,292	11,080	10,779	10,725
Average Investment Per Unit
Same-Store	$66,466	$66,233	$65,956	$61,323	$61,187
Non-Same-Store	143,999	133,763	125,239	100,374	96,467
All Properties	$77,723	$74,190	$71,326	$69,905	$68,728

Average Scheduled Rent(1) per Unit
Same-Store	$841	$835	$825	$785	$781
Non-Same-Store	1,390	1,320	1,220	1,051	1,010
All Properties	$920	$892	$861	$843	$830

Total Receipts per Unit
Same-Store	$835	$844	$820	$773	$767
Non-Same-Store	1,087	1,121	1,067	971	947
All Properties	$871	$877	$842	$816	$806

Total Recurring Capital Expenditures per Unit(1)	$119	$158	$139	$133	$130

Occupancy%
Same-Store	94.0%	95.6%	93.8%	94.5%	93.5%
Non-Same-Store	77.1%	87.6%	89.5%	87.6%	85.3%
All Properties	91.3%	94.6%	93.4%	93.0%	91.8%

Operating Expenses as a % of Scheduled Rent
Same-Store	46.0%	43.7%	46.0%	50.2%	43.0%
Non-Same-Store	27.0%	28.8%	29.5%	45.9%	39.8%
All Properties	41.8%	41.1%	43.9%	49.0%	42.2%
(1)	See Definitions on page 32.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the same-store properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Commercial Leasing Activity
During fiscal year 2015, we have executed new and renewal commercial leases for our same-store rental properties on 186,514 square feet for the three months ended January 31, 2015 and 840,419 square feet for the nine months ended January 31, 2015. As a result of our leasing efforts, occupancy in our same-store commercial portfolio increased to 89.5% as of January 31, 2015, up from 86.4% as of January 31, 2014.
The total leasing activity for our same-store commercial rental properties, expressed in square feet of leases signed during the period, and the resulting occupancy levels, are as follows:
Three Months Ended January 31, 2015 and 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy

Segments	2015	2014	2015	2014	2015	2014	2015	2014
Office	37,076	64,288	63,091	80,424	100,167	144,712	83.3%	80.4%
Healthcare	6,400	175	7,703	17,734	14,103	17,909	96.0%	96.4%
Industrial	0	64,000	29,995	0	29,995	64,000	100.0%	85.6%
Retail	3,284	27,107	38,965	28,564	42,249	55,671	85.7%	86.9%
Total	46,760	155,570	139,754	126,722	186,514	282,292	89.5%	86.4%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

Nine Months Ended January 31, 2015 and 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy

Segments	2015	2014	2015	2014	2015	2014	2015	2014
Office	119,624	278,143	330,240	222,798	449,864	500,941	83.3%	80.4%
Healthcare	17,979	31,268	108,391	34,996	126,370	66,264	96.0%	96.4%
Industrial	0	234,403	29,995	251,831	29,995	486,234	100.0%	85.6%
Retail	51,252	124,966	182,938	78,257	234,190	203,223	85.7%	86.9%
Total	188,855	668,780	651,564	587,882	840,419	1,256,662	89.5%	86.4%
(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our same-store commercial rental properties:
Three Months Ended January 31, 2015 and 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)			Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	37,076	64,288	4.4	3.6	$14.29	$13.85	$15.57	$6.76	$5.87	$3.20
Healthcare	6,400	175	7.5	0.8	18.51	13.71	59.06	0	6.50	0
Industrial	0	64,000	0	2.8	0	3.03	0	0	0	0.03
Retail	3,284	27,107	2.0	5.4	8.54	10.94	2.23	2.89	1.78	5.61
Total	46,760	155,570	4.3	3.9	$14.47	$8.89	$20.58	$3.30	$5.67	$2.31
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Nine Months Ended January 31, 2015 and 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)			Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	119,624	278,143	4.6	4.3	$14.00	$14.26	$15.65	$13.10	$5.33	$4.33
Healthcare	17,979	31,268	6.1	4.8	20.00	21.38	37.16	49.66	6.84	6.75
Industrial	0	234,403	0	3.1	0	3.55	0	0.13	0	0.50
Retail	51,252	124,966	3.6	5.4	8.36	5.70	16.26	1.84	3.46	4.47
Total	188,855	668,780	4.5	4.4	$13.04	$9.24	$17.86	$8.16	$4.97	$3.13
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
 Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The increase in the average effective rental rate in the total commercial portfolio for the three months ended January 31, 2015 and the nine months ended January 31, 2015 when compared to the same periods in the prior fiscal year is due primarily to the fact that there were no new industrial leases executed in the nine months ended January 31, 2015, since industrial segment rents are typically lower on a per-square foot basis than rents charged for higher-finish office, retail and healthcare space.  Absent the new industrial leases executed in the three months ended January 31, 2014 and the nine months ended January 31, 2014 the average effective rental rate of the total commercial portfolio for those periods would have been would have been $12.99 and $12.31 per-square foot respectively.  The balance of the increase in the average effective rental rate in the total commercial portfolio for the three months ended January 31, 2015 and the nine months ended January31, 2015 when compared to the same period in the prior fiscal year is due to increased leasing costs incurred for leases executed in the nine months ended January 31, 2015.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)
Lease Renewals
The following table summarizes our lease renewal activity within our same-store commercial segments (square feet data in thousands):
Three Months Ended January 31, 2015 and 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	63,091	80,424	65.4%	44.4%	2.1	3.2	9.2%	(1.0%)	$0.31	$4.54	$1.63	$1.87
Healthcare	7,703	17,734	84.5%	100.0%	16.8	2.3	1.3%	9.6%	35.00	0	7.80	0.02
Industrial	29,995	0	0%	0%	3.0	0	(4.5%)	0%	0	0	1.21	0
Retail	38,965	28,564	44.8%	100%	3.8	4.0	17.4%	13.3%	1.93	4.63	0	0.06
Total	139,754	126,722	63.4%	55.1%	3.5	3.3	8.7%	3.6%	$2.61	$3.93	$1.43	$1.20
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Beginning in the first quarter of fiscal year 2015, the category of renewed leases does not include leases that have become month-to-month leases; these month-to-month leases are considered lease amendments. Previous-period data has been revised to reflect this change.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Nine Months Ended January 31, 2015 and 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	330,240	222,798	64.7%	52.9%	2.6	3.6	10.8%	(2.4%)	$2.38	$4.69	$1.57	$3.31
Healthcare	108,391	34,996	73.2%	100.0%	6.3	3.6	(3.5%)	8.8%	10.99	9.96	1.54	1.10
Industrial	29,995	251,831	0.0%	42.3%	3.0	3.2	(4.5%)	7.5%	0	0.32	1.21	0.48
Retail	182,938	78,257	46.1%	37.4%	4.0	3.7	28.1%	10.0%	1.87	1.88	0.04	0.05
Total	651,564	587,882	59.9%	50.9%	3.7	3.6	9.1%	2.7%	$3.56	$2.76	$1.12	$1.53
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Beginning in the first quarter of fiscal year 2015, the category of renewed leases does not include leases that have become month-to-month leases; these month-to-month leases are considered lease amendments. Previous-period data has been revised to reflect this change.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The decline in the average growth in effective rents for the healthcare segment for the nine months ended January 31, 2015 when compared to the same period in the prior fiscal year is due to a 45,081 square foot lease renewal executed with the existing single tenant at our Pavilion I property in Duluth, Minnesota.  This lease was renewed at a lower rate than the previous expiring lease due to very low leasing transaction costs associated with the lease renewal.  Absent this lease transaction, the weighted average growth rate in effective rents for the nine months ended January 31, 2015 would have been 3.8%.
The increase in the weighted average growth in effective rents for the retail segment for the nine months ended January 31, 2015 when compared to the same period in the prior fiscal year is due to a 47,150 square foot lease renewal executed at our Rochester, Minnesota Maplewood Square property and a 36,752 square foot lease renewal executed at our St. Cloud Minnesota Westgate property.  The increase in the rental rate at our Rochester, Minnesota property was primarily due to the improved financial condition of the tenant which enabled IRET to renew the lease at fair market rental rates.  The lease renewal at our St. Cloud, Minnesota property contained a significant tenant improvement allowance negotiated by the tenant which enabled IRET to negotiate an increased rental rate as well.  Absent these two lease transactions, the weighted average growth rate in effective rents for the retail segment for the nine months ended January 31, 2015 would have been 11.8%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)
Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of January 31, 2015.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2015(remainder)(1)	63	439,791	5.1%	$5,194,075	4.5%
2016	124	1,051,087	12.2%	12,563,469	10.9%
2017	145	1,239,131	14.4%	19,394,557	16.8%
2018	103	772,479	8.9%	11,874,316	10.3%
2019	88	1,290,169	15.0%	17,851,438	15.5%
2020	57	677,871	7.8%	7,981,396	6.9%
2021	51	430,125	5.0%	6,096,329	5.3%
2022	46	1,386,552	16.1%	17,577,646	15.3%
2023	16	499,626	5.8%	2,519,283	2.2%
2024	43	405,254	4.7%	6,313,940	5.5%
Thereafter	25	432,096	5.0%	7,825,276	6.8%
Totals	761	8,624,181	100.0%	$115,191,725	100.0%
(1)	Includes month-to-month leases. As of January 31, 2015 month-to-month leases accounted for 342,968 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of January 1, 2015, multiplied by 12.
(3)	Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 143,024 square feet of space occupied by IRET.
Because of the diverse property types in the Company's commercial portfolio and the dispersed locations of a substantial portion of the portfolio's properties in secondary and tertiary markets, information on current market rents is difficult to obtain, is highly subjective, and is often not directly comparable between properties. As a result, the Company believes that the increase or decrease in effective rent on its recent leases is the most objective and meaningful information available regarding rent trends and the relationship between rents on leases expiring in the near-term and current market rents across the Company's markets. The Company believes that rents on its new and renewed leases generally approximate market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of January 31, 2015

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	33	65	14.8%	1,521,147	15.5%
Fairview Health Services	10	39	3.8%	276,510	2.8%
St. Luke's Hospital of Duluth, Inc.	6	34	3.5%	198,775	2.0%
Applied Underwriters	3	25	2.4%	141,724	1.4%
HealthEast Care System	1	49	1.8%	114,316	1.2%
Microsoft (NASDAQ: MSFT)	1	47	1.4%	122,040	1.2%
Affiliates of Siemens USA (NYSE: SI)	2	26	1.4%	112,848	1.2%
Arcadis Corporate Services, Inc.	1	18	1.4%	71,430	0.7%
Nebraska Orthopaedic Hospital(2)	1	170	1.4%	61,758	0.6%
State of Idaho Department of Health and Welfare	2	37	1.2%	103,342	1.1%
Total/Weighted Average		49	33.1%	2,723,890	27.7%
(1)	See Definitions on page 32.
(2)	The tenant in the Company's Nebraska Orthopaedic Hospital property has exercised its option to purchase the property. The Company and its tenant are currently engaged in an arbitration proceeding pursuant to the lease agreement to determine the purchase price. The Company currently can give no assurance that the sale of the property pursuant to the purchase option will be completed.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
 as of January 31, 2015

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Office
2015(remainder)(3)	22	73,755	2.0%	$1,045	$14.17	2.0%
2016	59	547,464	14.7%	7,077	12.93	13.3%
2017	76	859,394	23.0%	14,260	16.59	26.8%
2018	57	518,063	14.0%	6,925	13.37	13.0%
2019	52	931,277	25.0%	12,951	13.91	24.4%
2020 and thereafter	73	800,857	21.5%	10,884	13.59	20.5%
	339	3,730,810	100.0%	$53,142	$14.24	100.0%

Healthcare
2015(remainder)(4)	22	309,750	10.8%	$3,655	$11.80	7.6%
2016	27	157,311	5.5%	2,945	18.72	6.2%
2017	31	164,634	5.7%	3,487	21.18	7.3%
2018	20	173,048	6.0%	4,229	24.44	8.8%
2019	14	191,963	6.7%	3,944	20.55	8.3%
2020 and thereafter	109	1,872,167	65.3%	29,485	15.75	61.8%
	223	2,868,873	100.0%	$47,745	$16.64	100.0%

Industrial
2015(remainder)(5)	0	0	0.0%	$0	$0.00	0.0%
2016	4	248,098	24.3%	1,493	6.02	29.8%
2017	1	69,600	6.8%	356	5.11	7.0%
2018	0	0	0.0%	0	0.00	0.0%
2019	5	127,600	12.5%	515	4.04	10.3%
2020 and thereafter	5	574,813	56.4%	2,653	4.62	52.9%
	15	1,020,111	100.0%	$5,017	$4.92	100.0%

Retail
2015(remainder)(6)	19	56,286	5.6%	$494	$8.78	5.3%
2016	34	98,214	9.8%	1,049	10.68	11.3%
2017	37	145,503	14.5%	1,291	8.87	13.9%
2018	26	81,368	8.1%	721	8.86	7.8%
2019	17	39,329	3.9%	441	11.21	4.7%
2020 and thereafter	51	583,687	58.1%	5,292	9.07	57.0%
	184	1,004,387	100.0%	$9,288	$9.25	100.0%

Commercial Total
2015(remainder)(7)	63	439,791	5.1%	$5,194	$11.81	4.5%
2016	124	1,051,087	12.2%	12,564	11.95	10.9%
2017	145	1,239,131	14.4%	19,394	15.65	16.9%
2018	103	772,479	8.9%	11,875	15.37	10.3%
2019	88	1,290,169	15.0%	17,851	13.84	15.5%
2020 and thereafter	238	3,831,524	44.4%	48,314	12.61	41.9%
	761	8,624,181	100.0%	$115,192	$13.36	100.0%
(1)	Excludes 143,024 square feet of space occupied by IRET.
(2)	Annualized Base Rent is monthly scheduled rent as of January 1, 2015 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of January 31, 2015 month-to-month leases accounted for 8,961 square feet.
(4)	Includes month-to-month leases. As of January 31, 2015 month-to-month leases accounted for 309,338 square feet.
(5)	The Industrial segment has no month-to-month leases in place as of January 31, 2015.
(6)	Includes month-to-month leases. As of January 31, 2015 month-to-month leases accounted for 24,669 square feet.
(7)	Includes month-to-month leases. As of January 31, 2015 month-to-month leases accounted for 342,968 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 ACQUISITION SUMMARY
as of January 31, 2015
(dollars in thousands)

Property	Location	Property Type	Acquisition Date	Square Feet/Units	Occupancy At Acquisition	January 31, 2015 Occupancy	Acquisition Cost

Creekside Crossing	Bismarck, ND	Unimproved Land	May 22, 2014	n/a	n/a	n/a	$4,269
Homestead Garden	Rapid City, SD	Multi-Family Residential	June 2, 2014	152	96.7%	94.1%	15,000
Silver Springs	Rapid City, SD	Multi-Family Residential	June 2, 2014	52	98.0%	86.5%	3,280
PrairieCare Medical	Brooklyn Park, MN	Unimproved Land	June 5, 2014	n/a	n/a	n/a	2,616
71 France Phase I(1)	Edina, MN	Unimproved Land	June 12, 2014	n/a	n/a	n/a	1,413
Northridge(2)	Bismarck, ND	Multi-Family Residential	September 12, 2014	68	55.9%	95.6%	8,500
Monticello 7th Addition	Monticello, MN	Unimproved Land	October 9, 2014	n/a	n/a	n/a	1,660
71 France Phase II & III(1)	Edina, MN	Unimproved Land	November 4, 2014	n/a	n/a	n/a	3,309
Minot 1525 24th Ave SW	Minot, ND	Unimproved Land	December 23,2014	n/a	n/a	n/a	1,250
			Total Square Feet	0			$41,297
			Total Units	272
(1)
Land is owned by a joint venture in which the Company will have an approximately 52.6% interest after the development project is completed. The joint venture is consolidated in IRET's financial statements.

(2)	Newly constructed project was purchased from developer and was still in lease-up at time of acquisition.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT PLACED IN SERVICE SUMMARY
as of January 31, 2015
(dollars in thousands)

Property(1)	Location	Segment Type	Date Placed in Service	Square Feet/Units	Occupancy At Date Placed in Service	January 31, 2015 Occupancy	Development Cost

Dakota Commons(2)	Williston, ND	Multi-Family Residential	July 15, 2014	44	40.9%	100%	$10,419
Minot Wells Fargo Bank(3)	Minot, ND	Retail	November 10, 2014	4,998	100%	100%	3,185
Red 20(4)	Minneapolis, MN	Multi-Family Residential	November 21, 2014	130	29.2%	55.4%	28,330
Commons at Southgate(5)	Minot, ND	Multi-Family Residential	December 9, 2014	233	75.1%	85.8%	34,612
Cypress Court II(6)	St. Cloud, MN	Multi-Family Residential	January 1, 2015	64	50.0%	50.0%	6,638
Arcata(7)	Golden Valley, MN	Multi-Family Residential	January 1, 2015	165	9.1%	9.1%	30,384
			Total Square Feet	4,998			$113,568
			Total Units	636
(1)
Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Note 6 for additional information on the Renaissance Heights project, which was partially placed in service during the fiscal year 2014 and the nine months ended January 31, 2015.

(2)
Development property placed in service July 15, 2014. Costs paid in fiscal year 2014 totaled $8.1 million, including the land acquired in fiscal year 2013. Additional costs paid in fiscal year 2015 totaled $2.3 million, for a total project cost at January 31, 2015 of $10.4 million.

(3)
Development property placed in service November 21, 2014. Costs paid in fiscal year 2014 totaled $12.2 million. Additional costs paid in fiscal year 2015 totaled $16.1 million, for a total project cost at January 31, 2015 of $28.3 million. The project is owned by a joint venture entity in which the Company has an approximately 58.6% interest. The joint venture is consolidated in IRET's financial statements.

(4)
Development property placed in service December 9, 2014. Costs paid in fiscal years 2013 and 2014 totaled $5.9 million and $20.6 million, respectively. Additional costs paid in fiscal year 2015 totaled $8.1 million, for a total project cost at January 31, 2015 of $34.6 million. The project is owned by a joint venture entity in which the Company has an approximately 52.9% interest. The joint venture is consolidated in IRET's financial statements.

(5)
Development property placed in service January 1, 2015. Costs paid in fiscal year 2014 totaled $1.2 million. Additional costs paid in fiscal year 2015 totaled $5.5 million, for a total project cost at January 31, 2015 of $6.6 million. The project is owned by a joint venture entity in which the Company has an approximately 86.1% interest. The joint venture is consolidated in IRET's financial statements.

(6)
Development property placed in service January 1, 2015. Costs paid in fiscal years 2013 and 2014 totaled $2.7 million and $8.6 million, respectively. Additional costs paid in fiscal year 2015 totaled $19.1 million, for a total project cost at January 31, 2015 of $30.4 million.

(7)	Development property placed in service November 10, 2014. Costs paid in fiscal year 2015 totaled $3.2 million, including land acquired in fiscal year 2013.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT IN PROGESS SUMMARY
as of January 31, 2015
(dollars in thousands)
				(in thousands)		(in fiscal years)
Project Name and Location	Planned Segment	Rentable Square Feet or Number of Units	Percentage Leased or Committed	Anticipated Total Cost	Costs as of January 31, 2015(1)	Anticipated Construction Completion
Roseville 3075 Long Lake Rd - Roseville, MN	Industrial	202,807 sq ft	5.4%	13,915	8,900	4Q 2015
Minot Office Center - Minot, ND	Retail	7,963 sq ft	0%	2,923	1,802	1Q 2016
Renaissance Heights - Williston, ND(2)	Multi-Family Residential	288 units	46.9%	62,362	54,713	1Q 2016
Chateau II - Minot, ND	Multi-Family Residential	72 units	0%	14,711	11,257	1Q 2016
Edina 6565 France SMC III - Edina, MN	Healthcare	57,479 sq ft	24.2%	34,665	16,668	1Q 2016
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,042	19,885	2Q 2016
Deer Ridge – Jamestown, ND	Multi-Family Residential	163 units	4.9%	24,519	11,202	2Q 2016
PrairieCare Medical - Brooklyn Park, MN	Healthcare	72,895 sq ft	100%	24,251	12,195	2Q 2016
71 France Phases I & II- Edina, MN(3)	Multi-Family Residential	181 units	0%	52,055	20,787	3Q 2016
Other	n/a	n/a	n/a	n/a	2,547	n/a
				$379,870	$263,105
(1)	Includes costs related to development projects that are placed in service in phases (Renaissance Heights - $46.0 million).
(2)	The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)
The project will be constructed in three phases by a joint venture entity in which the Company has an approximately 52.6% interest. The anticipated total cost amount given in the table above is the total cost to the joint venture entity of the project's first and second phase. The expected total project cost for all three phases is approximately $73.3 million for a total of approximately 241 residential units and approximately 21,772 square feet of retail space.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ACQUISITIONS AND DEVELOPMENT LIQUIDITY PROFILE
as of January 31, 2015
(in millions)

Sources of Liquidity		Liquidity Needs
Liquidity Source	Amount	Liquidity Need	Amount
Cash on balance sheet as of 1/31/15(1)	$ 52	Acquisitions	$ 24
Line of credit availability(2)	$ 40	Development	$ 32
Disposition proceeds(3)	$ 34
Estimated new debt on acquisitions	$ 17
Total Potential Liquidity	$ 143	Total Liquidity Needs	$ 56
Excess Liquidity / (Need)	$ 87

Capital Sources
Nine Months Ended 1/31/15		FY2014
Capital Source	Proceeds Generated	Capital Source	Proceeds Generated
Sale of common shares under dividend reinvestment and share purchase plan	$ 39	Sale of common shares under dividend reinvestment and share purchase plan	$ 41
Proceeds from sales of real estate and discontinued operations	$ 27	Proceeds from sales of real estate and discontinued operations	$ 80
Total Capital Generated	$ 66	Total Capital Generated	$ 121

(1)	Includes compensating balances of $14 million
(2)	Line of credit of $90 million less $50 million drawn as of 01/31/15
(3)
Disposition proceeds consists of $56 million of estimated gross proceeds, less estimated outstanding debt and estimated closing costs of $22 million from closed and pending sales for the period from 01/31/15 through 03/12/15. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all.

(4)
Acquisitions amount consists of estimated gross costs for closed and pending acquisitions for the period from 01/31/15 through 03/12/15. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all.

(5)
Development in progress of $380 million less construction loans closed or committed of $219 million = IRET equity required of $161 million. IRET equity required of $161 million less $129 million invested as of 01/31/15 = amount remaining to be invested of $32 million.

Definitions
January 31, 2015
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as calculated by us is not comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at same-store properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) share-based compensation expense. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at same-store properties only, since we consider tenant improvement and leasing cost levels at non-same-store properties unrepresentative of expected levels at same-store properties. Previously-reported AFFO amounts are not revised for changes in the composition of the same-store properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is classified as same-store (i.e., excluding capital expenditures on non-same-store properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.